UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2022, certain subsidiaries (the “Subsidiaries”) of BK Technologies Corporation, a Nevada corporation (the “Company”), entered into an Invoice Purchase and Security Agreement (the “PSA”) with Alterna Capital Solutions LLC (the “Lender”) providing for the purchase by the Lender of certain of the Subsidiaries’ accounts receivable.

Pursuant to the PSA, the Subsidiaries agree to sell eligible accounts receivable to the Lender for an amount equal to the face amount of each account receivable less a reserve percentage. The maximum amount potentially available to be deployed by the Lender at any given time is $15 million. The Subsidiaries have agreed to pay a funds usage fee equal to the per annum rate equal to the sum of the prime rate plus 1.85% of the unpaid face amount due on all purchased accounts receivable, minus a reserve account.

The PSA provides for the payment of fees by the Subsidiaries and includes customary representations and warranties, indemnification provisions, covenants and events of default. Subject in some cases to cure periods, amounts outstanding under the PSA may be accelerated for typical defaults including, but not limited to, the failure to make payments when due, the failure to perform any covenant, the inaccuracy of representations and warranties, the occurrence of debtor-relief proceedings, and the occurrence of unpermitted liens against the purchased accounts receivable and collateral. The Subsidiaries have granted the Lender a security interest in all of their respective personal property to secure their obligations under the PSA.

The PSA provides for an initial twelve (12) month term, followed by automatic annual renewal terms unless the Subsidiaries provide written notice pursuant to the PSA prior to the end of any term.

In connection with the PSA, the Subsidiaries delivered a Guaranty (the “Cross Guaranty”), cross-guarantying the prompt payment and performance of the liabilities and obligations of the other Subsidiary to the Lender under the PSA, and the Company delivered a Commercial Guaranty (the “Parent Guaranty”) to the Lender, guaranteeing the prompt payment and performance of the liabilities and obligations of the Subsidiaries to the Lender under the PSA.

The foregoing summary of the PSA, the Cross Guaranty, and the Parent Guaranty do not purport to be complete and are qualified in their entirety by reference to the text of the PSA, the Cross Guaranty, and the Guaranty, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Invoice Purchase and Security Agreement between the Subsidiaries and the Lender dated November 22, 2022

10.2	Guaranty by the Subsidiaries in favor of the Lender dated November 22, 2022

10.3	Commercial Guaranty by the Company in favor of the Lender dated November 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: November 29, 2022	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer

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